As filed with the Securities and Exchange Commission on October 5, 2001

                                                       Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               _________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 CELESTICA INC.
             (Exact name of Registrant as specified in its charter)


          Ontario, Canada                               N/A
    (State or other jurisdiction                  (I.R.S. Employer
 of incorporation or organization)               Identification No.)
         12 Concorde Place
          Ontario, Canada
  (Address of principal executive                     M3C 3R8
              offices)                               (Zip code)


                 Omni Industries Employees' Share Option Scheme
                 Option Letter Agreement, dated January 4, 2000
                           (Full titles of the plans)

                                Kaye Scholer LLP
                          Attention: Managing Attorney
                    425 Park Avenue, New York, New York 10022
                                 (212) 836-8000
           (Name and address including zip code, and telephone number, including area code of agent for service)

                                   Copies to:

   LYNN TOBY FISHER, ESQ.                            I. BERL NADLER
  JOEL I. GREENBERG, ESQ.                    Davis Ward Phillips & Vineberg LLP
     Kaye Scholer LLP                              1 First Canadian Place
     425 Park Avenue                             Toronto, Ontario M8X 1B1
   New York, N.Y. 10022                                    Canada
      (212) 836-8000                                   (416) 863-0900

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
TITLE OF SECURITIES TO BE              AMOUNT TO BE                PROPOSED MAXIMUM          PROPOSED MAXIMUM          AMOUNT OF
      REGISTERED                        REGISTERED                  OFFERING PRICE          AGGREGATE OFFERING     REGISTRATION FEE
                                                                      PER SHARE                    PRICE
------------------------------------------------------------------------------------------------------------------------------------
Subordinate Voting Shares              286,304 shares                 $1.71 (1)                  $490,163 (2)            $123

====================================================================================================================================

(1) The proposed maximum offering price reflects a weighted average exercise price for the options. The exercise price per share ranges from $1.32 to $1.75.

(2) The offering price has been computed pursuant to Rule 457(h)(1) promulgated under the Securities Act of 1933, as amended. The exercise price per share has been converted from a Singapore dollar amount to a U.S. dollar amount as of October 1, 2001. At that date, the Daily 12 noon buying rates in New York, certified by the New York Federal Reserve Bank for customs purposes, in Singapore dollars was U.S.$1.00=S$1.7694.

                                     PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, or portions thereof, filed with the Securities and Exchange Commission (the "Commission") and any future filings made with the Commission under the Exchange Act of 1934, as amended (the "Exchange Act"), on Form 20-F, Form 40-F, Form 10-K, Form 10-Q and Form 8-K are incorporated herein by reference.

     1. Our Annual Report on Form 20-F for the year ended December 31, 2000, filed with the Commission on May 22, 2001.

     2. Our Current Reports on Form 6-K filed with the Commission on May 25, 2001, June 4, 2001, June 22, 2001, July 20, 2001, August 3,
     2001, August 9, 2001 and September 12, 2001.

     3. Registration Statement of the Company on Form S-8 (Registration No. 333-9500) filed with the Commission on October 8, 1998.

We also incorporate by reference any Form 6-K we may file in the future with the Commission unless we state in the Form 6-K that it is not incorporated by reference into this registration statement.

         Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under the BUSINESS CORPORATIONS ACT (Ontario), the registrant may indemnify a present or former director or officer or a person who acts or acted at the registrant's request as a director or officer of another corporation of which the registrant is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is a party by reason of his position with the registrant, and provided that the director or officer acted honestly and in good faith with a view to the best interests of the registrant and, in the case of criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. A director or officer is entitled to indemnification from the registrant as a matter of right if he was substantially successful on the merits and fulfilled the conditions set forth above.

         In accordance with subsections 136(2) and (3) of the BUSINESS CORPORATIONS ACT (Ontario), the by-laws of the registrant indemnify a director or officer of the registrant, a former director or officer of the registrant, or a person who acts or acted at the registrant's request as a director or officer of a corporation of which the registrant is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the registrant of such corporation, if (i) he acted honestly and in good faith with a view to the best interests of the registrant, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

         The directors and officers of the registrant are covered by directors' and officers' insurance policies.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following are filed as exhibits to this registration statement:

EXHIBITS            DESCRIPTION
--------            -----------
   4.1              Omni Industries Employees' Share Option Scheme
   4.2              Option Letter Agreement, dated January 4, 2000
   5.1              Opinion of Davies Ward Phillips & Vineberg LLP
   23.1             Consent of Davies Ward Phillips & Vineberg LLP
                    Contained in such firm's opinion as filed as Exhibit 5.1 hereto
   23.2             Consent of Auditors
   24.1             Power of Attorney (included in signature page)

ITEM 9.           UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial BONA FIDE offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act), each filing of the registrant's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on October 5, 2001.

                                 CELESTICA INC.


                                 By:  /s/ Eugene V. Polistuk
                                    ------------------------
                                          Eugene V. Polistuk
                                          Chairman of the Board and
                                          Chief Executive Officer

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Eugene V. Polistuk, J. Marvin MaGee, Anthony P. Puppi and Elizabeth DelBianco, and each of them, as attorney-in-fact, to sign and file on his behalf, individually and in each capacity stated below, any pre-effective or post-effective amendment hereto.

               Signature                                     Title                                 Date
               ---------                                     -----                                 ----
 /s/ Eugene V. Polistuk                  Chairman of the Board, Chief Executive               October 5, 2001
------------------------                 Officer and Director
Eugene V. Polistuk


 /s/ Anthony P. Puppi                    Chief Financial Officer, Executive Vice              October 5, 2001
------------------------                 President, General Manager, Global Services
Anthony P. Puppi                         and Director


 /s/ Anthony R. Melman                   Director                                             October 5, 2001
-----------------------
Anthony R. Melman


 /s/ Mark L. Hilson                      Director                                             October 5, 2001
------------------------
Mark L. Hilson


------------------------                 Director
Robert L. Crandall


------------------------                 Director
Richard S. Love


 /s/ Roger L. Martin                     Director                                             October 5, 2001
-----------------------
Roger L. Martin


 /s/ Gerald W. Schwartz                  Director                                             October 5, 2001
------------------------
Gerald W. Schwartz

                                         Director
------------------------
Don Tapscott

                            AUTHORIZED REPRESENTATIVE

         Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Celestica Inc. in the United States, on the 5th day of October, 2001.

                                        CELESTICA (U.S.), INC.
                                        (Authorized U.S. Representative)


                                         By:  /s/ J. Marvin MaGee
                                             ------------------------
                                              J. Marvin MaGee
                                              Director

                                  EXHIBIT INDEX

EXHIBITS            DESCRIPTION
--------            -----------
   4.1              Omni Industries Employees' Share Option Scheme
   4.2              Option Letter Agreement, dated January 4, 2000
   5.1              Opinion of Davies Ward Phillips & Vineberg LLP
   23.1             Consent of Davies Ward Phillips & Vineberg LLP
                    Contained in such firm's opinion as filed as Exhibit 5.1 hereto
   23.2             Consent of Auditors
   24.1             Power of Attorney (included in signature page)